EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated February 5, 1997, on our audit of the financial statements of Plymouth Mills, Inc. as of September 30, 1995, and for the year then ended and as of August 2, 1996, and for the interim period from October 1, 1995 to August 2, 1996. We also consent to the reference to us under the heading "Experts."

                                          MAHONEY COHEN RASHBA & POKART, CPA, PC

New York, New York
February 10, 1997